Exhibit 10.4

AMENDMENT TO EXECUTIVE EMPLOYMENT AND COMPENSATION AGREEMENT

This Amendment (this “Amendment”), dated as of the 17th day of December, 2024, amends the Executive Employment and Compensation Agreement, dated March 22, 2023 (the “Employment Agreement”), by and between NuvOx Therapeutics, Inc., as successor in interest to NuvOx Pharma, L.L.C. (the “Company”), and Evan C. Unger, M.D. (“Executive”). Capitalized terms used herein without definition shall have the meanings assigned in the Employment Agreement.

WHEREAS, Executive and the Company desire to amend the Employment Agreement.

NOW THEREFORE, for the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Employment Agreement as follows:

1. Amendments

1.1 The first sentence of Section 2.1. of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“Subject to this Agreement, Company engages Executive to serve as the Executive Chairman of the Company’s Board, and Executive agrees to serve in that capacity until Executive’s successor is duly elected and qualified.”

1.2 Section 3.1. of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“Company shall compensate Executive for his services at the rate of $350,000 per year, of which $75,000 shall be paid in cash and the balance shall be paid in shares of the Company’s restricted common stock, in accordance with the Company's customary payroll practices as in effect from time to time, less all applicable tax or other withholdings and deductions required by applicable law or approved by Executive, subject to annual review and adjustment.”

2. No Other Amendments; Confirmation. All other terms of the Employment Agreement shall remain in full force and effect. The Employment Agreement, as amended by this Amendment, constitutes the entire agreement between the parties with respect to the subject matter thereof.

3. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

4. Choice of Law. This Amendment shall be construed and interpreted in accordance with the internal laws of the State of Arizona without regard to its conflict of laws principles.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

Company:

NUVOX THERAPEUTICS, INC.

By:	/s/ Rong Wang
Name:	Rong Wang
Title:	Chief Executive Officer

Executive:

/s/ Evan Unger
EVAN C. UNGER